American Safety Insurance Holdings, Ltd. Reports

Increase in Net Earnings for Second Quarter

Hamilton, Bermuda, August 5, 2003 -- American Safety Insurance Holdings, Ltd. (NYSE: ASI) today reported second quarter ended June 30, 2003 net earnings increased 106% to $3.8 million, or $0.79 per diluted share, as compared to $1.9 million, or $0.38 per diluted share in the second quarter of 2002. Second quarter net earnings are detailed as follows (in thousands):

                                                     Quarter Ended                 Quarter Ended
                                                     June 30, 2003                 June 30, 2002

              Insurance Operations                        $1,602                        $  994
              Real Estate Operations                         283                         1,419
              Other,    including   realized
              gains and (losses)                           1,929                          (560)
              Net Earnings                                $3,814                        $1,853

The increase in net earnings was attributable to strong underwriting performance and net realized gains from the sale of investments of $2 million in the second quarter of 2003. The net earnings for the second quarter of 2002 included net realized investment losses of $477,000. Net premiums earned for the second quarter of 2003 increased 56% to $23 million from the same quarter of 2002. This increase is attributable to a 77% increase in the Company's core environmental, excess and surplus, and program business net premiums earned. Total revenues for the second quarter of 2003 increased 48% to $44.2 million as compared to the same quarter of 2002 as a result of increased net earned premiums, investment income, real estate income, and realized gains from the sale of investments. Net cash flow generated from operations increased to $23 million for the second quarter of 2003 from $5.1 million in the same quarter of 2002.

The Company's book value per share at June 30, 2003 increased 8% to $14.25 from $13.18 at December 31, 2002. This increase in per share book value is primarily attributable to the Company's profit and changes in unrealized gains on investments during the six months ended June 30, 2003.

Net earnings for the first six months of 2003 were $5.0 million, or $1.05 per diluted share, an increase of 29% as compared to $3.9 million, or $0.80 per diluted share for the same period of 2002. Six month net earnings are detailed as follows (in thousands):

                                                  Six Months Ended            Six Months Ended
                                                   June 30, 2003                June 30, 2002

              Insurance Operations                     $3,225                        $1,599
              Real Estate Operations                     (174)                        2,882
              Other, including realized
              gains and (losses)                        1,983                          (582)
              Net Earnings                             $5,034                        $3,899

The increase in net earnings was attributable to strong underwriting performance and net realized gains from the sale of investments of $2.1 million for the six months ended June 30, 2003. The net earnings for the first six months of 2002 included net realized investment losses of $393,000. Net premiums earned for the six months ended June 30, 2003 increased 55% to $44 million from the same period of 2002. This increase was attributable to an 81% increase in net premiums earned in the Company’s core lines of business. Total revenues for the six months ended June 30, 2003 increased 12% to $72.5 million as compared to the same period of 2002 as a result of increased net premiums earned, investment income, and realized gains from the sale of investments. Net cash flow from operations increased to $32 million for the six months ended June 30, 2003 from $6.2 million in the same period of 2002.

Commenting on the results, Stephen R. Crim, President and Chief Executive Officer of American Safety Insurance Holdings, Ltd., said, “Solid execution in our core insurance business lines contributed to the Company’s strong cash flow and insurance earnings, as well as book value growth. Pricing and profitability trends continue to be favorable in our targeted markets. Looking ahead, we believe the insurance marketplace is attractive for specialty niche insurers like American Safety Insurance. The recent strengthening of our capital base from an $8 million trust preferred offering has supported the continued growth of our insurance business, and we expect that our underwriting profits will continue for the balance of the year.” A conference call to discuss second quarter of 2003 results is scheduled for Wednesday, August 6, at 11:00 a.m. (Eastern Time), which will be broadcast through the Investor Broadcast Network’s Vcall website at http://www.vcall.com or the Company’s website at http://www.americansafetyinsurance.com. A replay will be available on the Company’s website. American Safety Insurance Holdings, Ltd. is a specialty insurance holding company which, through its subsidiaries, provides innovative insurance solutions in the alternative insurance market for environmental remediation, contracting and other specialty risks. Additional information about American Safety Insurance can be found at “http://www.americansafetyinsurance.com”

This press release contains forward-looking statements, including the Company’s outlook for 2003. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, including future insurance claims and losses, and the Company’s expectations with respect to the outcome of the Principal Management acquisition rescission litigation, and the future profitability and the value of the Harbour Village real estate development project. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various factors, including competitive conditions in the insurance industry, levels of new and renewal insurance business, unpredictable developments in loss trends, adequacy and changes in loss reserves, timing or collectibility of reinsurance recoverables, market acceptance of new coverages and enhancements, changes in reinsurance costs and availability, potential adverse decisions in court and arbitration proceedings, and changes in levels of general business activity and economic conditions. With respect to the development of the Harbour Village project, such forward looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various real estate development industry factors, including competitive housing conditions in the local market area, risks inherent in real estate development and new construction, increases in construction costs, construction delays, weather, zoning, litigation, changes in interest rates and the availability of mortgage financing for prospective purchasers of condominium units and boat slips, and changes in local and national levels of general business activity and economic conditions. For additional factors, which could influence the results of the Company’s operating and financial performance, see the Company’s filings with the Securities and Exchange Commission.

Contacts:
American Safety Insurance Holdings, Ltd                           Cameron Associates
Fred J. Pinckney                                                  Kevin McGrath
Investor Relations/General Counsel                                (212) 245 4577
(770) 916-1908

                                       AMERICAN SAFETY INSURANCE HOLDINGS, LTD. AND SUBSIDIARIES
                                                   Financial and Operating Highlights

                                                                 Three Months Ended                        Six Months Ended                                               Six Months Ended
                                                                      June 30,                                 June 30,                                                       June 31,
                                                              2003                 2002                2003                2002
INCOME STATEMENT DATA:
Revenues:
  Direct and assumed premiums earned                     $  41,582,706          $  33,130,159     $  82,054,144       $  67,223,957

  Ceded premiums earned                                    (18,836,567)           (18,559,548)      (38,016,485)        (38,776,379)
     Net premiums earned                                    22,746,139             14,570,611        44,037,659          28,447,578

  Net investment income                                      1,144,822          $     899,318     $   2,259,237       $   1,874,875
  Management fees from related party                           244,249                 75,754           522,152             493,181
  Net realized gains (losses)                                2,888,968               (547,949)        3,039,683            (465,702)
  Real estate income                                        17,167,373             14,896,921        22,597,220          33,935,661

  Other income                                                  16,879                 74,217            31,273             191,150
     Total revenues                                       $ 44,208,430           $ 29,968,872     $  72,487,224       $  64,476,743

Expenses:
  Losses and loss adjustment expenses                     $ 13,883,281            $ 8,561,371     $  25,977,343       $  17,530,512
  Acquisition expenses                                       4,278,628              2,308,560         8,435,614           4,684,587
  Payroll and related expenses                               2,099,339              2,202,352         4,321,251           4,304,100
  Real estate expenses                                      16,714,993             12,459,152        22,876,634          29,154,480
  Other expenses                                             1,754,587              1,559,663         4,100,343           2,695,252

  Expense due to rescission                                     60,953                142,844           144,512             353,592
     Total expenses                                         38,791,781             27,233,942        65,855,697          58,722,523
     Earnings before income taxes                            5,416,649              2,734,930         6,631,527           5,754,220
Income taxes                                                 1,602,733                881,534         1,597,258           1,855,293
  Net earnings                                            $  3,813,916       $      1,853,396     $   5,034,269       $   3,898,927
====================================================== ==================== =================== =================== ====================

Net earnings per share:
  Basic                                                  $          0.80          $     0.39    $           1.06    $           0.83
====================================================== ==================== =================== =================== ====================
  Diluted                                                $          0.79          $     0.38    $           1.05    $           0.80
====================================================== ==================== =================== =================== ====================
Average number of shares outstanding:
  Basic                                                      4,739,888              4,743,803         4,739,888           4,724,263
====================================================== ==================== =================== =================== ====================
  Diluted                                                    4,814,216              4,882,899         4,802,124           4,875,679
====================================================== ==================== =================== =================== ====================

GAAP combined ratio                                              86.6%                   82.5%               86.0%              84.5%
====================================================== ==================== =================== =================== ====================

BALANCE SHEET DATA                                                                                June 30, 2003      December 31, 2002

Total investments including
  receivables for securities                                                                      $ 132,341,596      $ 104,416,529
  sold (excluding real estate)
Total assets                                                                                        416,010,268        365,407,338
Unpaid losses and loss adjustment expenses                                                          185,982,249        160,628,579
Total liabilities                                                                                   348,456,125        302,955,489
Total shareholders' equity                                                                           67,554,143         62,451,849

Book value per share                                                                                   $  14.25       $      13.18

                                                                           Harbour Village Development Status
                                                                         (000)s except references to Condo Units
                                                                                       (Unaudited)

                                                                               Phase 1                                Phase 2
                                                           -------------------------------------------------------------------------------
                                                                                     Townhouses                  The            The
                                                                          ---------------------------------
                                                               Marina            Oak                            Links          Links           Total
                         6/30/2003                             Condos          Hammock        Riverwalk         North          South          Condos        Boat Slips         Total
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Planned Number of Condo Units and Boat Slips                     248            18              28              188            188             670             142             812
Condo Units and Boat Slips under Contract                        248            15              26              173            156             618             142             760
Value of Pre-sale Contracts (Note 1)                          62,892         6,696          10,081           43,525         42,984         166,178          13,089         179,267
Number of Buildings                                                8             4               6                4              4              26

Number of Buildings Complete by Task
  Building Foundation                                              8             4               6                4              4
  Vertical Building Completed                                      8             4               6                4              2
  Interior Finish Completed                                        8             4               5                2              -
  Certificate of Occupancy Received                                8             4               5                2              -

              Outlook For 3rd Quarter of 2003
------------------------------------------------------------
Units Closed                                                       -             1               3               56                             60               3               63

Revenue Recognized                                                31           555           1,361           13,418                         15,365             328           15,693
Other Revenue                                                                                                                                                                   100

  Total Revenue                                                                                                                                                              15,793

Gross Profit Recognized                                            3             1              27             1,811                         1,842             139            1,981

Other Expense (Income) Items                                                                                                                                                  1,507
Pre-Tax Profit                                                                                                                                                                  474

                    2nd Quarter Actual
------------------------------------------------------------
Units Closed                                                       -             4               4                59             -              67                5              72

Revenue Recognized                                                71         1,736           1,439            13,182             -          16,428              563          16,991
Other Revenue                                                                                                                                                                   176

  Total Revenue                                                                                                                                                              17,167

Gross Profit Recognized                                          (27)         (131)            (24)            1,625             -           1,443              261           1,704

Other Expense (Income) Items                                                                                                                                                  1,252
Pre-Tax Profit                                                                                                                                                                  452

Note 1 - No assurance can be given that purchasers under binding pre-sale contracts with deposits will close each contemplated transaction .

Note 2 - Other includes net brokerage commissions, advertising, promotion, and other general and administrative costs. These items are not allocated to specific buildings.

The projected results contained above for unit closings, revenue, gross profit, fixed costs and pre-tax profit are forward looking statements. With respect to the Company’s development of the Harbour Village property, such forward looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various real estate development industry factors, including competitive housing conditions in the local market area, risks inherent in real estate development and new construction, increases in construction costs, construction delays, weather, litigation, changes in interest rates and the availability of mortgage financing for prospective purchasers of condominium units and boat slips and changes in local and national levels of general business activity and economic conditions.